================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

              Date of Report (Date of earliest event reported):
                       AUGUST 21, 1998 (AUGUST 7, 1998)


                            TIER TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)



         CALIFORNIA                      000-23195               94-3145844
(State or other jurisdiction of         (Commission          (IRS Employer
        incorporation)                  File Number)         Identification No.)


    1350 TREAT BOULEVARD, SUITE 250                         94596
       WALNUT CREEK, CALIFORNIA                           (Zip Code)
(Address of principal executive offices)

                                (925) 937-3950
             (Registrant's telephone number, including area code)

================================================================================

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        On August 7, 1998, Tier Technologies, Inc., a California corporation (the "Registrant"), through the Registrant's wholly owned subsidiary, Tier Technologies (Australia) Pty Limited, a company organized under the laws of the Commonwealth of Australia, closed the acquisition of certain assets and assumption of certain liabilities of Infact Pty Limited as trustee of the Infact Unit Trust, a trust organized under the laws of the Commonwealth of Australia ("Infact") and in the business of providing information technology services, for a total consideration of approximately $5.25 million (AUD) in cash. Up to an additional $2.2 million (AUD) and approximately 50,000 shares of Registrant's Class B Common Stock may be paid to Infact based on the achievement by Infact of performance targets over the next two years. The purchase was effective as of August 1, 1998 and the purchase price was determined by arms-length negotiations between representatives of the Registrant and Infact. The funds used and to be used by the Registrant in connection with the acquisition are from Registrant's working capital. The Registrant intends to continue to use the acquired assets for the same general purposes as Infact. The value of the Registrant's Class B Common Stock was determined by dividing $1,500,000 (AUD) by the average closing price of Registrant's Class B Common Stock for the five trading days immediately preceding the date of the Business Purchase Agreement (converted to Australian dollars using the average exchange rate quoted by the Commonwealth Bank of Australia for buying U.S. dollars as at the end of trading for the five trading days immediately preceding the date of the Business Purchase Agreement). The foregoing description does not purport to be a complete description of the terms of the acquisition agreement, a copy of which is attached hereto as an exhibit and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of business acquired. It is impracticable at this time for the Registrant to provide the financial statements of the acquired business. Such financial statements will be filed by the Registrant as an amendment to this Form 8-K as soon as practicable, but, in any event, not later than sixty (60) days after the date hereof.

(b) Pro forma financial information. It is impracticable at this time for the Registrant to provide the pro forma financial information relative to the acquired business. Such pro forma financial information will be filed by the Registrant as an amendment to this Form 8-K as soon as practicable, but, in any event, not later than sixty (60) days after the date hereof.

(c)   Exhibits.

Exhibit No.     Description
-----------     -----------

   2.1 Business Purchase Agreement dated as of August 1, 1998 by and between Infact Pty Limited as trustee of the Infact Unit Trust and Tier Technologies (Australia) Pty Limited (the schedules and annexures to the Business Purchase Agreement have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission (SEC) but will be provided supplementally to the SEC upon request).

                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        TIER TECHNOLOGIES, INC.


                                        By: /s/ George K. Ross
                                            -----------------------
                                            George K. Ross
                                            Executive Vice President and
                                            Chief Financial Officer

Date: August 21, 1998

                                 EXHIBIT INDEX

Exhibit No.     Description
-----------     -----------

   2.1 Business Purchase Agreement dated as of August 1, 1998 by and between Infact Pty Limited as trustee of the Infact Unit Trust and Tier Technologies (Australia) Pty Limited (the schedules and annexures to the Business Purchase Agreement have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission (SEC) but will be provided supplementally to the SEC upon request).